Exhibit 10.67

SunTrust Bank, Inc. 401(k) Excess Plan

Enrollment and Investment Option Form

2005 Plan Year

The purpose of the SunTrust Banks, Inc. 401 (k) Excess Plan is to replace benefits lost as a result of certain government limits on the amount that can be contributed under the qualified 401 (k) Plan.

Enrollment

☐	I elect not to participate in the 401(k) Excess Plan for the year 2005. (Qualified Plan deferral rates must be elected via BENE if not participating in the Excess Plan.)

In order to participate in the 401 (k) Excess Plan, you must make an irrevocable election to contribute the maximum to the qualified plan ($14,000 in 2005). This election can be any percentage from 1 - 20% as long as the result is maximum contributions to the qualified plan. Contributions are not directed to the Excess Plan until the $14,000 limit is reached.

☐	I elect to participate in the 401 (k) Excess Plan for the year 2005 and defer:

             % to the Qualified Plan

             % to the Excess Plan

After 12/31/04, these elections become irrevocable for 2005.

Investment Direction

For 2005 I elect to have my Excess Plan contributions to the SunTrust 401(k) Excess Plan invested according to the investment mix indicated below (in 1% increments to total 100%):

Allocation %	Fund
STI Classic Small Cap Growth Stock Fund - SSCTX
STI Classic Mid-Cap Equity Fund - SAGTX
STI Classic Capital Appreciation Fund - STCAX
STI Classic Growth and Income Fund - CRVAX
STI Classic Value Income Stock Fund - STVTX
STI Classic Investment Grade Bond Fund - STIGX
STI Classic Short-Term Bond Fund - SSBTX
STI Classic Prime Quality Money Market Fund

Payment Option for Deferrals Made after 1/1/2005

The normal form of payment is a single lump sum. The 401(k) Excess Plan also provides for five annual installments if elected before January 1, 2005.

You will be permitted to make the installment election at a later date, but to do so you must meet three conditions:

1.	You must make your election at least 12 months before the date when the lump sum would have been paid (your intended retirement date);

2.	Your election will not take effect for 12 months after you make it (in the event of your earlier retirement, disability or death);

3.	Your election must defer the first installment for at least five years from the date the lump sum would have been paid, i.e. five years after disability, death or termination. You will not be permitted to change an installment election to a lump sum because that would result in the acceleration of your distribution.

I elect to receive my cash benefit from the 401(k) Excess Plan when it becomes payable as a result of my retirement, termination, disability, or death:

☐	in a lump sum.

The lump sum is paid no later than the end of the first quarter of the year following your retirement, termination, disability, or death, based on the value of your account at the month end prior to the payment.

☐	in five annual installments.

The first installment is paid no later than the end of the first quarter of the year following your retirement, termination, disability, or death, or the fifth year following your retirement, termination, disability or death if your installment election is made after December 31, 2004. The first installment is one-fifth of the value of your account at the month-end prior to payment. Subsequent annual installments are paid no later than the end of the quarter after the year-end allocation is completed.

You may change your election from lump sum to installment by submitting a written request. You will not be permitted to change an installment election to a lump sum because that would result in the acceleration of your distribution.

Authorization

I hereby authorize the Corporation to act in accordance with the choices indicated above.

Print Full Name	Social Security Number

Signature	Date

Inter-Office Mail	Regular Mail
Clint Efird GA-Atlanta-0636-G	Clint Efird GA-Atlanta 0636-G 303 Peachtree Center Ave Suite 200 Garden Offices Atlanta, GA 30303

If you have any questions, contact BENE at 800-818-2363, press * * 0 and ask to speak to an Excess Plan specialist.

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